Exhibit 10.3

AGREEMENT

Reference is made to that certain Commercial Lease Agreement, dated October 19, 2022 (the “Lease Agreement”), by and among Eightco Holdings Inc. (formerly Cryptyde, Inc.) (the “Company”), and TXC Services LLC, the parent of Foxx Trot Tango, LLC (the “Landlord”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease Agreement.

The Company currently owes the Landlord an aggregate of $1,050,000 of Base Rent. The Landlord hereby agrees that if the Company pays to the Landlord $120,000 by December 31, 2025, the Landlord will irrevocably waive, effective as of June 19, 2024, any right to the remaining $930,000 of owed Base Rent.

Each of the parties represents and warrants to the other that it has full power and authority to enter into this Agreement and to perform its obligations hereunder.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State, without reference to such State’s principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of June 19, 2024.

EIGHTCO HOLDINGS INC.

By:	/s/ Paul Vassilakos
Name:	Paul Vassilakos
Title:	CEO

TXC SERVICES LLC, as Parent of FOX TROTT TANGO, LLC

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	Manager